Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

MSG RANGERS CORP.

(A NEVADA CORPORATION)

ADOPTED EFFECTIVE AS OF __________, 2026

AMENDED AND RESTATED BYLAWS

OF

MSG RANGERS CORP.

(A NEVADA CORPORATION)

ARTICLE I

STOCKHOLDERS

1. Certificates; Uncertificated Shares. The shares of stock in the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, to the extent, if any, required by applicable law, every holder of stock in the corporation represented by a certificate shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman, the Chief Executive Officer or Vice Chairman, if any, or by the President, if any, or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation certifying the number of shares owned by such stockholder in the corporation. If such certificate is countersigned by a transfer agent other than the corporation or its employee or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partially paid stock, the certificates representing shares of any such class or series or of any such partially paid stock shall set forth thereon any statements prescribed by the Nevada Revised Statutes (as amended from time to time, the “NRS”). Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates, which may also include a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

2. Fractional Share Interests. The corporation may, but shall not be required to, issue fractions of a share. In lieu thereof it shall either pay in cash the fair value of such fractions of a share, as determined by the Board of Directors, to those entitled thereto or issue scrip in registered form, either represented by a certificate or uncertificated, or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided. Such scrip may be issued subject to the condition that the same shall become void if not exchanged for certificates representing full shares of stock or uncertificated full shares of stock before a specified date, or subject to the condition that the shares of stock for which such scrip are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip, or subject to any other conditions which the Board of Directors may determine.

3. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfer of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

4. Record Date for Stockholders. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (i) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment or postponement thereof, subject to any applicable limitations under the NRS; provided, however, that the Board of Directors may fix a new record date for the adjourned or postponed meeting.

5. Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the corporation’s articles of incorporation (as amended from time to time, the “articles of incorporation”) confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the NRS confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the articles of incorporation, including any Preferred Stock which is denied voting rights under the provisions of the certificate of designation relating to such Preferred Stock.

6. Stockholder Meetings.

Time. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors. A special meeting shall be held on the date and at the time fixed by the directors.

Location. Annual meetings and special meetings shall be held at such physical location (if any), within or without the State of Nevada, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such physical location (unless such meeting is to be held solely by means of remote communication), the meeting shall be held at the registered office of the corporation in the State of Nevada. A meeting of stockholders may be held solely or in part by means of remote communication, as may be designated by the directors from time to time.

Call. Annual meetings and special meetings may be called by the Board of Directors only.

Notice or Waiver of Notice. Notice of all meetings shall be given, stating the physical location (if any), date, and hour of the meeting, and the means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state such other action or actions as are known at the time of such notice. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect. Except as otherwise provided or permitted by the NRS (including, without limitation, NRS 78.370(9)), a copy of the notice of any meeting shall be given, personally or by mail or in such other manner as may be permitted by the NRS, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived. If mailed, such notice shall be deemed to be given when deposited, with postage thereof prepaid, in the United States mail directed to the stockholder at such stockholder’s record address or at such other address which such stockholder may have furnished for such purpose in writing to the Secretary of the corporation. In addition, if stockholders have consented to receive notices by a form of electronic transmission, then such notice, by facsimile telecommunication, or by electronic mail, shall be deemed to be given when directed to a number or an electronic mail address, respectively, at which the stockholder has consented to receive notice. If such notice is transmitted by a posting on an electronic network together with separate notice to the stockholder of such specific posting, such notice shall be deemed to be given upon the later of (i) such posting, and (ii) the giving of such separate notice. If such notice is transmitted by any other form of electronic transmission, such notice shall be deemed to be given when directed to the stockholder. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules of the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934 (the “Exchange Act”). For purposes of these amended and restated bylaws (as further amended from time to time, these “bylaws”), “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form through an automated process. Notice need not be given to any stockholder who submits a written waiver of notice before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

Adjournments and Postponements. Any meeting of stockholders, annual or special, may be adjourned or postponed from time to time, to reconvene (or, in the case of postponement, convene) at the same or some other physical location (if any), and notice need not be given of any adjourned meeting if the time, physical location, if any, thereof, and the means of remote communication, if any, thereof are announced at the meeting at which the adjournment is taken. At any adjourned or postponed meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment or postponement is for more than thirty days, or if after the adjournment or postponement a new record date is fixed for the adjourned or postponed meeting, a notice of the adjourned or postponed meeting shall be given to each stockholder of record entitled to vote at the meeting.

Stockholder List. There shall be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder of record (as defined in NRS 78.010(1)(k)) and the number of shares of each class of capital stock of the corporation registered in the name of each such stockholder of record. Nothing in this Section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a physical location, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and physical location of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger pursuant to NRS 78.105, the list required by this Section or the books of account and financial statements of the corporation (only if and to the extent required by NRS 78.257), or to vote at any meeting of stockholders.

Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting, the Chairman, if any, the Chief Executive Officer, if any, a Vice Chairman, if any, the President, if any, a Vice President, a chairman for the meeting chosen by the Board of Directors, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman for the meeting shall appoint a secretary of the meeting. The presiding officer shall: call the meeting to order; determine when proxies must be filed with the secretary of the meeting; open the polls, establish the time period for which polls remain open and close the polls; decide who may address the meeting and generally determine the order of business and time for adjournment of the meeting. The presiding officer shall also maintain proper and orderly conduct, and shall take all means reasonably necessary to prevent or cease disruptions, personal attacks or inflammatory remarks at the meeting. In addition to the powers and duties specified herein, the presiding officer shall have the authority to make all other determinations necessary for the order and proper conduct of the meeting.

Proxy Representation. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting or voting or participating at a meeting. Such authorization may take any form permitted by the NRS. No proxy shall be voted or acted upon after six months from its date unless such proxy provides for a longer period in accordance with the NRS. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Inspectors. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or any adjournment or postponement thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares of stock outstanding and the voting power of each; determine the shares of stock represented at the meeting and the validity of proxies and ballots; receive, count and tabulate all votes and ballots; determine, and retain for a reasonable period of time a record of the disposition of, any challenges made to their determinations; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspector or inspectors may appoint or retain other entities to assist the inspectors in the performance of their duties.

Quorum. Except as the NRS, the articles of incorporation or these bylaws may otherwise provide, the holders of a majority of the votes represented by the outstanding shares of stock entitled to vote, present in person or represented by proxy (regardless of whether the proxy has authority to vote on any matter), shall constitute a quorum at a meeting of stockholders for the transaction of any business; provided, however, that if the articles of incorporation or the NRS provides that voting on a particular action is to be by class, the holders of a majority of the votes, present in person or represented by proxy (regardless of whether the proxy has authority to vote on any matter), represented by the outstanding shares of stock of such class shall constitute a quorum at a meeting of stockholders for the authorization of such action. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, either (i) the holders of such class so present or represented may, by majority vote, adjourn the meeting of such class from time to time in the manner provided above in this Section 6 until a quorum of such class shall be so present or represented or (ii) the chairperson of the meeting may on his or her own motion adjourn the meeting from time to time in the manner provided above in this Section 6 until a quorum of such class shall be so present and represented, without the approval of the stockholders who are present in person or represented by proxy and entitled to vote and without notice other than announcement at the meeting. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

Voting. Except as otherwise provided in these bylaws, the articles of incorporation or, with respect to Preferred Stock, the resolution or resolutions of the Board of Directors providing for the issuance thereof and the certificate of designation relating thereto, and except as otherwise provided by the NRS, at every meeting of the stockholders, each stockholder entitled to vote at such meeting shall be entitled to the number of votes as specified, and to the extent provided for, in the articles of incorporation or, with respect to Preferred Stock, the resolution or resolutions of the Board of Directors providing for the issuance thereof and the certificate of designation relating thereto, in person or by proxy, for each share of stock entitled to vote held by such stockholder. In the election of directors, a plurality of the votes cast by each class of stock, voting separately as a class, shall elect the directors that such class is authorized to elect as specified, and to the extent provided for, in the articles of incorporation. Any other action shall be authorized by a majority of the votes cast (and for the avoidance of doubt, abstentions or broker non-votes are not “votes cast”) except where the articles of incorporation or the NRS prescribes a different percentage of votes and/or a different exercise of voting power. Voting by ballot shall not be required for corporate action except as otherwise provided by the NRS.

Advance Notice of Stockholder Proposals. At any annual or special meeting of stockholders, proposals by stockholders and persons nominated for election as directors by stockholders shall be considered only if advance notice thereof has been timely given as provided herein. Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the corporation at any meeting of stockholders shall be given to the Secretary of the corporation not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice shall be given not more than ten days after such date is first so announced or disclosed. No additional public announcement or disclosure of the date of any annual meeting of stockholders need be made if the corporation shall have previously disclosed, in these bylaws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board of Directors determines to hold the meeting on a different date. The person presiding at the meeting shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not duly been given.

Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented, including the text of any resolutions to be presented for consideration by the stockholders, a brief written statement of the reasons why such stockholder favors the proposal, such stockholder’s name and address, the number and class of all shares of each class of stock of the corporation and each derivative instrument beneficially owned by such stockholder, a description of any material interest of such stockholder in the proposal (other than as a stockholder) and a description of all agreements, arrangements and understandings between such stockholder, if any, and any other person or persons (including the names of such persons) in connection with the proposal.

Any stockholder desiring to nominate any person for election as a director of the corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the corporation and each derivative instrument beneficially owned by such person, the information regarding such person required by Item 401 of Regulation S-K adopted by the Commission (“Regulation S-K”), such person’s signed consent to serve as a director of the corporation if elected, all other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (including the rules and regulations promulgated thereunder), a representation confirming that such nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K and the primary national stock exchange upon which the corporation’s shares are then listed (including for purposes of membership on the audit and compensation committees of the Board of Directors), any compensation or other material agreements, arrangements understandings or relationships between such director nominee and such stockholder or any other person in connection with the nomination, such stockholder’s name and address and the number and class of all shares of each class of stock of the corporation and each derivative instrument beneficially owned by such stockholder. The corporation may also require any nominee to furnish such other information, including completion of the corporation’s director questionnaire, as it may reasonably request.

Any notice delivered with respect to proposals by stockholders and persons nominated for election as directors by stockholders must also include (a) a representation that the stockholder that submitted the notice is a stockholder of record (as defined in NRS 78.010(1)(k)) of the corporation entitled to vote at such meeting of the corporation on the matter proposed and intends to appear in person at such meeting to propose its nomination or other business and (b) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect.

As used herein, (i) shares “beneficially owned” shall mean all shares as to which such person, together with such person’s affiliates and associates (as defined in Rule 12b-2 under the Exchange Act), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, as well as all shares as to which such person, together with such person’s affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions), (ii) “derivative instrument” shall mean any security or right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (including, for the avoidance of doubt, any short interest), and (iii) a meeting is “publicly announced or disclosed” if it is announced in a press release issued by the corporation and distributed by a national news service or disclosed in a document publicly filed by the corporation with the Commission.

ARTICLE II

DIRECTORS

1. Functions and Definitions. The business of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The use of the phrase “whole Board of Directors” herein refers to the total number of directors which the corporation would have if there were no vacancies.

2. Qualifications and Number. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Nevada. The number of directors constituting the whole Board of Directors shall be at least three. Subject to the foregoing limitation, the number of directors constituting the whole Board of Directors may be fixed from time to time by action of the Board of Directors only, or, if the number is not fixed, the number shall be 12.

3. Election and Term. Except as may be otherwise specified in the articles of incorporation, directors who are elected or appointed at an annual meeting of stockholders, and directors who are elected or appointed in the interim to fill vacancies and newly created directorships, shall hold office for the term of the class for which such directors shall have been chosen and until their successors have been elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Such resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancies in the Board of Directors, including vacancies resulting from any removal of directors for cause or without cause, any vacancy in the Board of Directors may be filled as provided in the articles of incorporation.

4. Meeting.

Time. Meetings shall be held at such time as the Board of Directors shall fix.

First Meeting. The first meeting of each newly elected Board of Directors may be held immediately after each annual meeting of the stockholders at the same physical location at which the annual meeting of stockholders is held (if the annual meeting of stockholders is held at a physical location), and no notice of such meeting shall be necessary, provided a quorum shall be present. In the event such first meeting is not so held immediately after the annual meeting of the stockholders, it may be held at such time and physical location, if any, and/or by such means of remote communication, if any, as shall be specified in the notice given as hereinafter provided for special meetings of the Board of Directors, or at such time and physical location, if any, and by such means of remote communication, if any, as shall be fixed by the consent in writing of all of the directors.

Location. Meetings, both regular and special, shall be held at such physical location, if any, within or without the State of Nevada as shall be fixed by the Board of Directors. A meeting of the Board of Directors may be held solely or in part by means of remote communication, as may be designated by the directors from time to time.

Call. No call shall be required for regular meetings for which the time and physical location, if any, and/or means of remote communication, if any, have been fixed. Special meetings may be called by or at the direction of the Chairman, if any, a Vice Chairman, if any, the Chief Executive Officer, or the President, if any, or of a majority of the directors in office.

Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and physical location, if any, or means of remote communication, if any, have been fixed. Written, oral, electronic or any other mode of notice of the time and physical location, if any, and the means of remote communication, if any, by which directors may be deemed to be present in person and vote at such meeting, shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a written waiver of such notice before or after the time stated therein.

Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Quorum and Action. A majority of the whole Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum; provided, however, that such majority shall constitute at least one-third (1/3) of the whole Board of Directors. Any director may participate in a meeting of the Board of Directors by remote communication by means of which all directors participating in the meeting can hear each other, and such participation in a meeting of the Board of Directors shall constitute presence in person at such meeting. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and physical location, if any (or alternatively, by means of remote communication). Except as herein otherwise provided, and except as otherwise provided by the NRS or the articles of incorporation, the act of the Board of Directors shall be the act by vote of a majority of the directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the NRS and these bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board of Directors.

Chairman of the Meeting. The Chairman, if any, and if present and acting, shall preside at all meetings; otherwise, any other director chosen by the Board of Directors shall preside.

5. Removal of Directors. Any or all of the directors may be removed for cause or without cause by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote; provided, however, that so long as the articles of incorporation provides that each class of stock, voting separately as a class, shall elect a certain percentage of directors, a director may be removed without cause by stockholders only by the vote of the holders of the class of stock representing not less than two-thirds of the voting power of the issued and outstanding shares of such class of stock entitled to vote, voting separately as a class, that either elected such director or elected the predecessor of such director whose position was filled by such director due to the predecessor director’s death, resignation or removal.

6. Action in Writing. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be (other than any director abstaining in writing pursuant to and in accordance with NRS 78.315(2)), consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

7. Executive Committee.

Powers. The Board of Directors may appoint an Executive Committee of the Board of Directors composed of such number of members as shall be determined from time to time by the Board of Directors. The term of office of each member of the Executive Committee shall be co-extensive with the term of such member’s office as a director. Any member of the Executive Committee who shall cease to be a director of the corporation shall ipso facto cease to be a member of the Executive Committee. A majority of the members of the Executive Committee shall constitute a quorum for the valid transaction of business. The Executive Committee may meet at stated times or on two days’ notice by any member of the Executive Committee to all other members, by delivered letter, by mail, by courier service or by email. The provisions of Section 4 of this Article II with respect to waiver of notice of meetings of the Board of Directors and participation at meetings of the Board of Directors by means of remote communication shall apply to meetings of the Executive Committee. The provisions of Section 6 of this Article II with respect to action taken by a committee of the Board of Directors without a meeting shall apply to action taken by the Executive Committee. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, unless and only to the extent otherwise limited by the NRS. The Executive Committee shall have power to make rules and regulations for the conduct of its business. Vacancies in the membership of the Executive Committee shall be filled by the Board of Directors from among the directors at a regular meeting, or at a special meeting held for that purpose.

Chairman and Secretary. The Executive Committee shall elect from its own members a chairman who shall hold office during the term of such person’s office as a member of the Executive Committee. When present, the chairman shall preside over all meetings of the Executive Committee. The Executive Committee shall also elect a secretary of the Executive Committee who shall attend all meetings of the Executive Committee and keep the minutes of its acts and proceedings. Such secretary shall be a member of the Board of Directors and may, but need not, be a member of the Executive Committee.

Minutes. The Executive Committee shall keep minutes of its acts and proceedings which shall be submitted at the next meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

Meetings. The Executive Committee may hold meetings, both regular and special, at a physical location, if any, either within or without the State of Nevada, as shall be set forth in the notice of the meeting or in a duly executed waiver of notice thereof. A meeting of the Executive Committee may be held solely or in part by means of remote communication as may be designated by the members of the committee from time to time, subject to any limitations or prescriptions relating thereto prescribed by the Board of Directors.

8. Other Committees. The Board of Directors may from time to time, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint other committees of the Board of Directors which shall have such powers and duties as the Board of Directors may properly determine. No such other committee of the Board of Directors shall be composed of fewer than two directors; provided, however, that if a committee appointed by the Board of Directors is initially composed of two or more directors and one or more of such directors are no longer able to serve on the committee due to death, disability, incapacity, resignation from the Board of Directors or failure to meet the qualifications for service on the relevant committee, the committee may continue its appointment with the powers and duties delegated to it by the Board of Directors with less than two directors, unless the Board of Directors determines otherwise. Meetings of such committees of the Board of Directors may be held at any physical location, if any, within or without the State of Nevada, from time to time designated by the Board of Directors or the committee in question. A meeting of a committee of the Board of Directors may be held solely or in part by means of remote communication as may be designated by the members of the committee from time to time, subject to any limitations or prescriptions relating thereto prescribed by the Board of Directors. Such committees may meet at stated times or on two days’ notice by any member of such committee to all other members, by delivered letter, by mail, by courier service or by email. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the members then serving on such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee. The provisions of Section 4 of this Article II with respect to waiver of notice of meetings of the Board of Directors and participation at meetings of the Board of Directors by means of remote communication shall apply to meetings of such other committees.

ARTICLE III

OFFICERS

1. Officers. The directors shall elect the officers required by the NRS, and may elect or appoint an Executive Chairman, a Chief Executive Officer, one or more Vice Chairmen, a President, one or more Vice Presidents (one or more of whom may be denominated “Executive Vice President” or “Senior Vice President”), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers and such other officers as they may determine. Any number of offices may be held by the same person.

2. Term of Office; Removal. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor has been elected and qualified, or until such officer’s earlier death, resignation or removal. The Board of Directors may remove any officer for cause or without cause.

3. Authority and Duties. All officers, as between themselves and the corporation, shall have such authority and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by these bylaws, or, to the extent not so provided, by the Board of Directors. The Board of Directors may delegate to the Chairman or to the Chief Executive Officer the power and authority to define the authority and duties of any or all of the other officers of the corporation.

4. The Chairman. The Chairman, if any, shall preside at all meetings of the Board of Directors; otherwise, any other director chosen by the Board of Directors shall preside. The Chairman, if any, shall have such additional duties as the Board of Directors may prescribe. As used in these bylaws, the term “Chairman” means the Executive Chairman, if any.

ARTICLE IV

VOTING OF STOCK IN OTHER COMPANIES

Unless otherwise ordered by the Board of Directors, the Chairman, the Chief Executive Officer, a Vice Chairman, the President, a Vice President, the Secretary or the Treasurer shall have full power and authority on behalf of the corporation to attend and to act and vote at any meetings of stockholders of any corporation, or to execute written consents as a stockholder of any corporation, in which the corporation may hold stock and at any such meeting, or in connection with any such consent, shall possess and exercise any and all of the rights and powers incident to the ownership of such stock which as the owner thereof the corporation might have possessed and exercised if present or any of the foregoing officers of the corporation may in his or her discretion give a proxy or proxies in the name of the corporation to any other person or persons, who may vote said stock, execute any written consent, and exercise any and all other rights in regard to it here accorded to the officers. The Board of Directors by resolution from time to time may limit or curtail such power. The officers named above shall have the same powers with respect to entities which are not corporations.

ARTICLE V

CORPORATE SEAL AND CORPORATE BOOKS

The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe.

The books of the corporation may be kept within or without the State of Nevada, at such physical location(s) as the Board of Directors may, from time to time, determine.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

AMENDMENTS TO BYLAWS

In furtherance and not in limitation of the powers conferred by the NRS and the articles of incorporation, the Board of Directors is expressly authorized to make, alter, amend or repeal these bylaws and to adopt any new bylaws; provided that the bylaws also may be amended or repealed in any respect, and any new bylaw may be adopted, in each case by the affirmative vote of the holders of a majority of the voting power of the outstanding stock of the corporation entitled to vote in the election of directors.

ARTICLE VIII

INDEMNIFICATION

A. The corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including as a manager of a limited liability company), including service with respect to employee benefit plans, to the fullest extent permitted by the NRS (including, without limitation, NRS 78.7502 and 78.751), as the same exists or may hereafter be amended or supplemented (but, in the case of any such amendment or supplement, only to the extent that such amendment or supplement permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment or supplement), or by any successor thereto, from and against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the NRS so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article or otherwise.

B. The right to indemnification and advancement of expenses conferred on any person by this Article shall not limit the corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other right which any such person may have or hereafter acquire under any statute, provision of the articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

C. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the NRS.

ARTICLE IX

INAPPLICABILITY OF CONTROLLING INTEREST STATUTES

Notwithstanding any other provision in these bylaws to the contrary, and in accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive, or any successor statutes, relating to acquisitions of controlling interests in the corporation shall not apply to the corporation or to any acquisition of any shares of the corporation’s capital stock.

ARTICLE X

FORUM SELECTION

A. To the fullest extent permitted by law, and unless the corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada (or, if the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction, any other state court located within the State of Nevada) shall be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative, (a) that is an internal action (as defined in NRS 78.046), (b) as to which the NRS confers jurisdiction on the district court of the State of Nevada, or (c) asserting a claim governed by the internal affairs doctrine.

B. To the fullest extent permitted by law, and unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for any claim arising under the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation promulgated thereunder (in each case, as amended from time to time); provided, however, that if the foregoing provisions of this Section 10(B) are, or the application of such provisions to any person or any circumstance is, illegal, invalid or unenforceable, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive state court forum for any claim arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended from time to time).

C. Notwithstanding anything to the contrary in these bylaws, the foregoing provisions of this Section 10 shall not apply to any claim seeking to enforce any liability, obligation or duty created by the Exchange Act or any rule or regulation promulgated thereunder (in each case, as amended from time to time) or any other claim for which the federal courts have exclusive jurisdiction to the extent such application would be contrary to law.

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